Exhibit (10)(f)(8)

AMENDMENT NO. 7
TO THE
ALLTEL CORPORATION
1998 MANAGEMENT DEFERRED COMPENSATION PLAN

WHEREAS, Alltel Corporation (“Alltel”) maintains the Alltel Corporation 1998 Management Deferred Compensation Plan (the “Plan”) effective June 23, 1998; and

WHEREAS, the Internal Revenue Service published rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) which impose new restrictions on nonqualified deferred compensation arrangements such as the Plan; and

WHEREAS, the Internal Revenue Service published transitional rules in Notice 2006-79, which allow Alltel until the end of 2007 to amend the Plan to comply with the new restrictions under 409A of the Code; and

WHEREAS, the Chief Executive Officer of Alltel determines it appropriate to amend the Plan in the following manner.

NOW, THEREFORE, BE IT RESOLVED, that effective August 1, 2007, the Plan is amended in the respects hereinafter set forth:

2.1  Eligibility.  It is the intent of the Corporation to extend eligibility for the Plan only to those Employees who comprise a select group of management or highly compensated employees, such that the Plan will qualify for treatment as "top hat" plan under ERISA.  The CEO shall be an Eligible Employee for each Year that begins after December 31, 1998.  Eligible Employees for each Year that begins after December 31, 1998, other than the CEO, shall be those Employees designated in writing not later than December 31st of the immediately preceding Year by the CEO in his sole and absolute discretion but taking into account the limitation set forth in the immediately preceding sentence. Eligible Employees for any given Year, other than the CEO, shall be notified in writing of their eligibility by the Corporation not later than December 31st of the immediately preceding Year.  Notwithstanding the foregoing,…

2.3   Deferral Election. Eligible Employees shall make their elections under the Plan with respect to deferral of Salary not later than December 31st of the Year immediately preceding the Deferral Year.  Eligible Employees shall make their elections under the Plan with respect to deferral of Incentive Compensation and Long-Term Incentive Compensation not later than December 31st of the Year immediately preceding the Deferral Year.  Notwithstanding the foregoing: . . .

ALLTEL CORPORATION

By: /s/ Scott T. Ford
Title: Chief Executive Officer and President